                                 Exhibit 10.12



                         EXCHANGE AND MERGER AGREEMENT
                                 BY AND AMONG


                         AMERICAN RIVERS OIL COMPANY,
                            a Wyoming corporation,

                         AMERICAN RIVERS OIL COMPANY,
                            a Delaware corporation,

                                      AND

                            ALLIANCE RESOURCES PLC



                                   * * * * *

                             DATED: JULY 22, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----

1.  Definitions...........................................................  1

2.  The Exchange Offer and Merger.........................................  5
           2.1.   Filings by AROC.........................................  5
           2.2.   Filings by Alliance.....................................  6
           2.3.   Solicitation of Offer...................................  7
           2.4.   Solicitation of The Merger..............................  7

3.  Mailing Date Actions and Completion of the Merger.....................  7
           3.1.   Mailing Date............................................  7
           3.2.   The Merger..............................................  9

4.  Representations, Warranties and Covenants of AROC..................... 12
           4.1.   Corporate Organization.................................. 12
           4.2.   Capitalization.......................................... 12
           4.3.   Authority; No Violation................................. 13
           4.4.   Consents and Approvals.................................. 14
           4.5.   Violations of Laws, Permits, etc........................ 14
           4.6.   AROC Reports............................................ 14
           4.7.   AROC Financial Statements............................... 14
           4.8.   No Undisclosed Liabilities, etc......................... 14
           4.9.   Absence of Certain Changes.............................. 15
           4.10.  Data Regarding the AROC Assets.......................... 15
           4.11.  Litigation.............................................. 15
           4.12.  Tax Returns and Payments................................ 16
           4.13.  Bank Accounts........................................... 16
           4.14.  Contracts............................................... 16
           4.15.  Compensation and Employee Plans......................... 17
           4.16.  Brokers, Finders and Advisors........................... 17
           4.17.  Labor Force............................................. 17
           4.18.  Books and Records....................................... 17
           4.19.  Payments................................................ 18
           4.20.  Commission Filings...................................... 18
           4.21.  Disclosure.............................................. 18

5.  Representations, Warranties and Covenants of Alliance................. 18
           5.1.   Organization, etc....................................... 18
           5.2.   Capitalization.......................................... 19
           5.3.   Authority; No Violation................................. 19
           5.4.   Consents and Approvals.................................. 20
           5.5.   Violations of Laws, Permits, etc........................ 20
           5.6.   Alliance Reports........................................ 20
           5.7.   Alliance Financial Statements........................... 20

           5.8.   No Undisclosed Liabilities, etc......................... 21
           5.9.   Absence of Certain Changes.............................. 21
           5.10.  Data Regarding the Alliance Assets...................... 21
           5.11.  Litigation.............................................. 21
           5.12.  Tax Returns and Payments................................ 22
           5.13.  Contracts............................................... 22
           5.14.  Compensation and Employee Plans......................... 23
           5.15.  Brokers, Finders and Advisors........................... 23
           5.16.  Labor Force............................................. 23
           5.17.  Books and Records....................................... 23
           5.18.  Payments................................................ 23
           5.19.  Commission Filings...................................... 24
           5.20.  Disclosure.............................................. 24

6.  Actions of AROC Prior to the Mailing Date............................. 24
           6.1.   Affirmative Covenants................................... 24
           6.2.   Negative Covenants...................................... 24
           6.3.   Consents................................................ 24
           6.4.   Advice of Changes....................................... 24
           6.5.   Best Efforts............................................ 25
           6.6.   Access to Properties and Records........................ 25
           6.7.   Supply Documents, Reports, etc.......................... 25
           6.8.   AROC Disclosure Schedule................................ 25

7.  Actions of Alliance Prior to the Mailing Date......................... 25
           7.1.   Affirmative Covenants................................... 25
           7.2.   Negative Covenants...................................... 26
           7.3.   Consents................................................ 26
           7.4.   Advice of Changes....................................... 26
           7.5.   Best Efforts............................................ 26
           7.6.   Access to Properties and Records........................ 26
           7.7.   Supply Documents, Reports, etc.......................... 26
           7.8.   Alliance Disclosure Schedule............................ 27

8.  Conditions to Alliance's Obligations.................................. 27

9.  Conditions to AROC's Obligations...................................... 28

10. Additional Agreements................................................. 29
           10.1.  Confidentiality......................................... 29
           10.2.  Further Assurances...................................... 29
           10.3.  Offices................................................. 30
           10.4.  Warrants................................................ 30
           10.5.  Convertible Shares...................................... 30
           10.6.  Convertible Loan Notes.................................. 30
           10.7.  AROC Delaware Capitalization............................ 30

           10.8.  Indemnification......................................... 30

11. Termination, Waiver and Amendment..................................... 31
           11.1.  Termination............................................. 31
           11.2.  Manner of Exercise...................................... 32
           11.3.  Effect of Termination................................... 32

12. Miscellaneous......................................................... 32
           12.1.  Survival................................................ 32
           12.2.  Expenses................................................ 32
           12.3.  Press Releases.......................................... 32
           12.4.  Binding Effect.......................................... 32
           12.5.  Severability............................................ 32
           12.6.  Notices................................................. 33
           12.7.  Entire Agreement........................................ 33
           12.8.  Amendments; Waivers..................................... 33
           12.9.  Headings................................................ 33
           12.10. Counterparts............................................ 34
           12.11. Specific Performance.................................... 34
           12.12. GOVERNING LAW........................................... 34
           12.13. Schedules............................................... 34
           12.14. Time of Essence......................................... 34
           12.15. Best Efforts............................................ 34

                         EXCHANGE AND MERGER AGREEMENT
                         -----------------------------

     THIS EXCHANGE AND MERGER AGREEMENT (this "Agreement") is entered into as of July 22, 1999, by and among AMERICAN RIVERS OIL COMPANY, a Wyoming corporation ("AROC"), AMERICAN RIVERS OIL COMPANY, a Delaware corporation ("AROC Delaware"), and ALLIANCE RESOURCES PLC, a public limited company incorporated in England and Wales ("Alliance").

                                    Recitals
                                    --------

     The parties desire to effect certain transactions on the terms, and subject to the provisions and conditions, of this Agreement.

                                   Agreement
                                   ---------

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements hereinafter set forth, in accordance with the provisions of applicable law, the parties hereby agree as follows:

1.   Definitions.  As used in this Agreement and the Exhibits, Schedules and
     -----------
documents delivered pursuant to this Agreement, the following terms shall have the following meanings:

          "ADEA" means the Age Discrimination in Employment Act, as amended, or any successor statute.

          "Affiliate" means an "affiliate" or associate" as those terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act.

          "Alliance" means Alliance Resources PLC, a public limited company incorporated in England and Wales.

          "Alliance Assets" means all of the rights, titles and interests, whether direct or indirect, of the Alliance Entities in and to all of the property, rights and interests incident to, all oil, gas and mineral properties of every kind and character, whether producing, non-producing, developed or undeveloped, wherever situated, including without limitation all of the rights, titles and interests of the Alliance Entities in and to all leases, royalty interests, overriding royalty interests, rights-of-way, easements, options, orders and rulings of applicable regulatory agencies, wells, lease and well equipment, machinery, production facilities, processing facilities, gathering systems, transportation systems, disposal systems, fixtures and other items of personal property and improvements now or as of the Mailing Date appurtenant to such properties or used, obtained or held for use in connection with the operation of such properties or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto.

          "Alliance Disclosure Schedule" means the Disclosure Schedule delivered by Alliance to AROC within seven calendar days after the execution of this Agreement. Each heading in the Alliance Disclosure Schedule shall refer to the applicable section of this Agreement.

          "Alliance Entities" means Alliance and its Subsidiaries.

          "Alliance Financial Statements" means, collectively, the audited consolidated financial statements of the Alliance Entities as of and for the year ended April 30, 1998; and the unaudited interim financial statements of the Alliance Entities as of and for the nine months ended January 31, 1999.

          "Alliance Convertible Loan Notes" means the convertible loan notes of Alliance that are convertible into 1,193,581 Alliance Ordinary Shares.

          "Alliance Convertible Shares" means the convertible restricted voting shares of (Pounds)0.01 each in the capital of Alliance.

          "Alliance Form 10-K" means Alliance's Annual Report on Form 10-K for the year ended April 30, 1998.

          "Alliance Ordinary Shares" means the ordinary shares of (Pounds)0.01 each in the capital of Alliance.

          "Alliance Proxy Statement" means the proxy statement for the annual meeting of Alliance Stockholders held March 5, 1999.

          "Alliance Reports" means each registration statement, schedule, report, proxy statement or information statement prepared by Alliance since April 30, 1998, including, without limitation, (i) the Alliance Form 10-K, (ii) Alliance's Quarterly Reports on Form 10-Q for the periods ended July 31, October 31, 1998 and January 31, 1999, and (iii) the Alliance Proxy Statement, each in the form (including exhibits and any amendments thereto) filed with the Commission.

          "Alliance Shares" means the Alliance Ordinary Shares and the Alliance Convertible Shares.

          "Alliance Stockholders" means the holders of Alliance Shares from time to time.

          "Alliance Warrants" means the outstanding warrants to purchase a total of 5,079,149 Alliance Ordinary Shares.

          "AROC" means American Rivers Oil Company, a Wyoming corporation.

          "AROC Assets" means all assets of the AROC Entities.

          "AROC Class B Shares" means all of the issued and outstanding shares of class B common stock of AROC, par value $0.01 per share.

          "AROC Common Shares" means all of the issued and outstanding common stock of AROC, par value $0.01 per share.

          "AROC Delaware" means American Rivers Oil Company, a Delaware corporation.

          "AROC Delaware Shares" means the common stock, par value $0.01 per share, of AROC Delaware.

          "AROC Disclosure Schedule" means the Disclosure Schedule delivered by AROC to Alliance within seven calendar days after the execution of this Agreement. Each heading in the AROC Disclosure Schedule shall refer to the applicable section of this Agreement.

          "AROC Entities" means AROC and its Subsidiaries.

          "AROC Financial Statements" means, collectively, the respective audited consolidated financial statements of the AROC Entities as of and for the years ended March 31, 1998 and 1999.

          "AROC Form 10-K" means AROC's Annual Report on Form 10-K for the year ended March 31, 1999.

          "AROC Reports" means each registration statement, schedule, report, proxy statement or information statement prepared by AROC since March 31, 1998, including, without limitation, (i) the AROC Form 10-K, and (ii) AROC's Quarterly Reports on Form 10-Q for the periods ended June 30, September 30 and December 31, 1998, each in the form (including exhibits and any amendments thereto) filed with the Commission.

          "AROC Shares" means the AROC Common Shares and the AROC Class B
Shares.

          "AROC Stockholders" means the holders of AROC Shares from time to time.

          "City Code" means the City Code on Takeovers and Mergers of the United Kingdom.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Commission" means the Securities and Exchange Commission and/or any other Governmental Entity that administers either the Securities Act or the Exchange Act.

          "DGCL" means the Delaware General Corporation Law.

          "Dissenting Shares" has the meaning given that term in Section 3.2(g)(1).

          "Effective Time" has the meaning given that term in Section 3.2(a).

          "Encumbrance" means any option, pledge, security interest, lien, charge, encumbrance, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          "Exchange Agent" means the transfer agent for the AROC Shares.

          "Excluded Shares" has the meaning given that term in Section
3.2(g)(1).

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Entity" means any federal, state, municipal, domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

          "Indemnified Parties" has the meaning given in Section 10.8.

          "Information Statement" means the information statement filed by AROC pursuant to Section 2.1(b) and any amendments or supplements to the information statement.

          "Mailing Date" has the meaning given in Section 3.1.

          "Material Effect" means a material adverse effect on the business or financial condition of a party and its Subsidiaries taken as a whole.

          "Merger" means the merger of AROC with and into Newco, with Newco being the surviving corporation, pursuant to Section 3.2.

          "Merger Consideration" has the meaning given that term in Section 3.2(g)(1).

          "Newco" means a Delaware corporation to be formed as a subsidiary of AROC Delaware.

          "Offer" means the offer made pursuant to Section 2.3.

          "Offer Documents" means the prospectus included in the Registration Statement and any other documents used to solicit the Alliance Stockholders to accept the Offer.

          "Plan" means (i) any employee benefit plan as defined in Section 3(3) of ERISA, which is (a) maintained by a party or any of its Subsidiaries, or (b) to which a party or any of its Subsidiaries is making or accruing an obligation to make contributions, or (ii) any other formal or informal obligation to, arrangement with, or plan or program for the benefit of, employees of a party or any of its Subsidiaries, including, but not limited to, stock options, stock bonuses, stock purchase agreements, bonuses, incentive compensation, deferred compensation, supplemental pensions, vacations, severance pay, insurance or any other benefit, program or practice.

          "Registration Statement" means the registration statement filed by AROC Delaware pursuant to Section 2.1 and any amendments or supplements to the registration statement.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

          "Subsidiary" or "Subsidiaries" means any corporation more than fifty percent (50%) of the voting power of which is owned directly or indirectly by a party or other relevant person, as the context requires.

          "Surviving Corporation" has the meaning given that term in Section 3.2(b).

          "Taxes" means all taxes, charges, fees, levies, duties or other assessments, including, without limitation, income, gross receipts, excise, ad valorem, property, production, severance, sales, use, license, payroll and franchise taxes, imposed by any Governmental Entity and includes any estimated tax, interest and penalties or additions to tax.

          "Tax Return" means a report, return or other information required to be supplied by a party comprising a part of the Alliance Entities or the AROC Entities, as the case may be, to a Governmental Entity in connection with Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes that entity.

          "WBCA" means the Wyoming Business Corporation Act.

2.   The Exchange Offer and Merger.
     -----------------------------

     2.1.   Filings by AROC.
            ---------------

     (a) As soon as reasonably practicable after the date of this Agreement, AROC Delaware will, in compliance with all applicable state and federal laws, and in form and substance satisfactory to Alliance, file with the Commission a registration statement relating to the AROC Delaware Shares to be offered to the Alliance Stockholders pursuant to the Offer and to be issued to the AROC Shareholders in the Merger (the "Registration Statement"), and will thereafter use its best efforts to obtain as promptly as possible and to continue the effectiveness of the Registration Statement.

     (b) As soon as reasonably practicable after the date of this Agreement, AROC will, in compliance with all applicable state and federal laws, and in form and substance satisfactory to Alliance, file with the Commission an information or proxy statement relating to a meeting of the AROC Stockholders to approve the Merger (the "Information Statement"), and will thereafter use its best efforts to respond as promptly as possible to all comments of the Commission with respect to the Information Statement.

     (c) Prior to delivering the Offer Documents to the Alliance Stockholders, AROC Delaware will, in compliance with all applicable state and federal laws, and in form and substance satisfactory to Alliance, file with the Commission a Tender Offer Statement on Schedule 14D-1 relating to the Offer containing the prospectus included in the Registration Statement.

     (d) AROC Delaware will prepare and file with the Commission and use its best efforts to cause as promptly as possible and to continue the effectiveness of such amendments and supplements to the registration statement, the prospectus included in the Registration Statement and the Schedule 14D-1 for so long as the Offer shall continue, and to comply with the requirements of all applicable laws regarding the conduct of the Offer.

     (e) AROC Delaware will use its best efforts to register or qualify the AROC Delaware Shares offered pursuant to the Offer and the Merger under the securities or blue sky laws of such jurisdictions as Alliance shall request and do any and all other acts or things that may be necessary or advisable to enable to Offer and the Merger to be made and consummated.

     (f) After the Commission completes its review of the Information Statement, and contemporaneously with the making of the Offer, AROC will deliver the Information Statement, together with such documents as are required under the City Code, to the AROC Stockholders.

     (g) The materials filed by AROC and AROC Delaware with the Commission and the materials sent by AROC Delaware to the Alliance Stockholders in connection with the Offer and to the AROC Stockholders in connection with the Information Statement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The materials shall in form and substance be satisfactory to Alliance and shall include all information regarding the AROC Entities required by applicable law and the City Code to inform the Alliance Stockholders of the Offer and to inform the AROC Stockholders of the matters contemplated by this Agreement.

     (h) Alliance agrees to furnish to AROC and AROC Delaware all information (which shall meet the standard of the preceding paragraph) reasonably requested by AROC and AROC Delaware in connection with preparing such materials.

     2.2.   Filings by Alliance.
            -------------------

     (a) Not less than 10 business days after the commencement of the Offer, Alliance will, in compliance with all applicable state and federal laws, and in form and substance satisfactory to AROC, file with the Commission and deliver to the Alliance Stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, and file with applicable state authorities such other documents as may be necessary or appropriate, recommending (subject to the fiduciary duties of the directors of Alliance) that the Alliance Stockholders accept the Offer.

     (b) Alliance will prepare and file with the Commission and use its best efforts to cause as promptly as possible and to continue the effectiveness of such amendments and supplements to the Schedule 14D-9 for so long as the Offer shall continue, and to comply with the requirements of all applicable laws and the City Code regarding the conduct of the Offer.

     (c) As soon as reasonably practicable after the date of this Agreement, Alliance will, in compliance with all applicable laws, and in form and substance satisfactory to AROC, file with London Stock Exchange Limited and all other applicable regulatory bodies in the United Kingdom, all materials reasonably necessary to make, and use its best efforts, to obtain the approval of those authorities to, the Offer.

     (d) The materials filed by Alliance and the materials sent by Alliance to the Alliance Stockholders in connection with the Offer will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The materials shall in form and substance be satisfactory to AROC and shall include all information regarding the

Alliance Entities required by applicable law and the City Code to inform the Alliance Stockholders of the Offer.

     (e) AROC agrees to furnish to Alliance all information (which shall meet the standard of the preceding paragraph) reasonably requested by Alliance in connection with preparing such materials.

     2.3.   Solicitation of Offer.  Promptly after the satisfaction of all
            ---------------------
applicable regulatory requirements, including the filings contemplated by Sections 2.1 and 2.2 and the completion of the actions contemplated by Section 3, each of Alliance, AROC and AROC Delaware agrees (subject to the fiduciary duties of the directors of each of them):

     (a) that AROC will deliver the Information Statement, together with such documents as are required under the City Code, to the AROC Stockholders;

     (b) to use its best efforts to solicit the Alliance Stockholders to accept the offer of AROC Delaware to exchange one AROC Delaware Share for each Alliance Ordinary Share and 0.5 AROC Delaware Shares for each Alliance Convertible Share (the "Offer");

     (c) to make such press announcements as are required under the City Code in relation to the Offer;

     (d) to make the Offer unconditional under U.K. law and the City Code as soon as practicable after Alliance Stockholders holding a majority of both the Alliance Ordinary Shares and the Alliance Convertible Shares have accepted the Offer; and

     (e) to continue the Offer for so long as required by applicable U.S. and U.K. law and the City Code.

     2.4.   Solicitation of The Merger.  Promptly after the satisfaction of all
            --------------------------
applicable regulatory requirements, including the filings contemplated by Sections 2.1 and 2.2 and the completion of the actions contemplated by Section 3, each of Alliance, AROC and AROC Delaware agrees (subject to the fiduciary duties of the directors of each of them):

     (a) to use its best efforts to deliver the Information Statement to the AROC Stockholders and recommend and solicit the vote of the AROC Stockholders to approve the Merger;

     (b) to hold the meeting of AROC Stockholders contemplated by the Information Statement;

 3.  Mailing Date Actions and Completion of the Merger.
     --------------------------------------------------

     3.1.   Mailing Date.  On or prior to the date the Offer Documents are to be
            ------------
mailed to the Alliance Stockholders (the "Mailing Date"), the parties shall deliver the following documents at the offices of Jenkens & Gilchrist, P.C., 1445 Ross Avenue, Suite 3200, Dallas, Texas at 10:00 a.m., local time.

     (a)  AROC shall deliver to Alliance the following:

     (1) A copy of the charters of each of the AROC Entities certified as of a date within ten days of the Mailing Date by the Secretary of State of the state of incorporation of each of the respective entities and certified by the respective corporate secretary as to the absence of any amendments between the date of certification by the respective Secretary of State and the Mailing Date;

     (2) A certificate from the appropriate governmental officials of the state of incorporation as to the existence and good standing of each of the AROC Entities and the payment of Taxes by each of the AROC Entities as of a date within ten days of the Mailing Date, and, if available, a telecopy from such officials as to the same matters dated the business day before the Mailing Date;

     (3) A certificate of the corporate secretary of each of the AROC Entities attaching thereto a true and correct copy of the bylaws of the respective entity;

     (4) A certificate of the corporate secretary of AROC attaching copies of the resolutions of the board of directors approving the Offer;

     (5) All correspondence of AROC with the Commission relating to the filing of the documents referred to in Section 2.1;
                                  -----------

     (6)  The certificate of an officer of AROC referred to in Section 8(c);
                                                               ------------

     (7)  The opinion of AROC's counsel referred to in Section 8(e);
                                                       ------------

     (8) All consents or approvals of any third party that are required to be identified pursuant to Section 4.4; and
                         -----------

     (9) Such other documents as are required pursuant to this Agreement or as may reasonably be requested from AROC by Alliance or its counsel.

     (b)  Alliance shall deliver to AROC the following:

     (1) a copy of the Memorandum and Articles of Association (and all amendments thereto, if any) of Alliance and each of Alliance's U.K. Subsidiaries certified by the corporate secretary as to the absence of any amendments as of the Mailing Date;

     (2) a copy of the charters of each of Alliance's U.S. Subsidiaries certified as of a date within ten days of the Mailing Date by the appropriate governmental officials of the jurisdiction of organization of each of the respective entities and certified by the respective corporate secretary as to the absence of any amendments between the date of certification by the governmental official and the Mailing Date;

     (3) A certificate from the appropriate governmental officials of the jurisdiction of organization of each of Alliance's U.S. Subsidiaries as to the existence and good standing of such Subsidiary as of the date within ten days of the Mailing Date, and, if available, a telecopy from such officials as to the same matters dated the business day before the Mailing Date;

     (4) A certificate of the corporate secretary of each of Alliance's U.S. Entities attaching thereto a true and correct copy of the bylaws of the respective entity;

     (5) A certificate of the corporate secretary of Alliance attaching copies of corporate resolutions duly adopted by its board of directors resolving to recommend the Offer;

     (6) All correspondence of Alliance with the Commission relating to the filing of the documents referred to in Section 2.2;

     (7)  The certificate of an officer of Alliance referred to in Section 9(b);
                                                                   ------------

     (8)  The opinion of Alliance's counsel referred to in Section 9(d);
                                                           ------------

     (9) All consents or approvals of any third party that are required to be identified pursuant to Section 5.4;
                         -----------

     (10) Such other documents as are required pursuant to this Agreement or as may reasonably be requested from Alliance by AROC or its counsel.

     3.2.   The Merger.
            ----------

     (a) As soon as practicable after the AROC shareholders have approved the Merger and it is determined that at least a majority of the Alliance Stockholders have accepted the Offer, and immediately before the Offer becomes unconditional and AROC Delaware Shares are issued to those Alliance Stockholders who have accepted the Offer, provided that this Agreement has not been terminated or abandoned pursuant to Article 11, AROC and Newco will cause a (i) a Certificate of Merger to be executed and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL and (ii) Articles of Merger to be executed and filed with the Secretary of State of Wyoming as provided in
Section 17-16-1105 of the WBCA. The Merger shall become effective on the date on which the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware and the Wyoming Articles of Merger have been duly filed with the Secretary of State of the State of Wyoming, and such time is hereinafter referred to as the "Effective Time."

     (b) At the Effective Time AROC shall be merged with and into Newco and the separate corporate existence of AROC shall thereupon cease. Newco shall be the surviving corporation (the "Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Newco with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in
Section 3.2(f) and (g).  The Merger shall have the effects specified in the
--------------     ---
Delaware General Corporation Law and the Wyoming Business Corporation Act.

     (c)  Change of Name of AROC Delaware.  The Information Statement and
          -------------------------------
Registration Statement shall provide for, and concurrently with the Effective Time, AROC Delaware shall file a Certificate of Amendment to its Certificate of Incorporation to effect, a change of the name of AROC Delaware to "Alliance Resources Inc."

     (d)  The Certificate of Incorporation.  The Certificate of Incorporation of
          --------------------------------
Newco in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

     (e)  By-Laws.  The By-Laws of Newco in effect at the Effective Time shall
          -------
be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

     (f)  Directors and Officers.  The directors and officers of AROC Delaware
          ----------------------
and of Newco shall, from and after the Effective Time, and until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the respective corporation's Certificate of Incorporation and By-Laws, be the following:

            John A. Keenan            President and Director of AROC Delaware
                                      and Newco

            Francis M. Munchinski     Secretary of AROC Delaware and Newco

            Paul R. Fenemore          Director of AROC Delaware and Newco

            Robert E. Schulte         Director of Newco

            M. Phillip Douglas        Director of AROC Delaware

            Michael E. Humphries      Director of AROC Delaware

            William J.A. Kennedy      Director of AROC Delaware

            John R. Martinson         Director of AROC Delaware

     (g)  Conversion or Cancellation of Shares.  The manner of converting or
          ------------------------------------
canceling shares of AROC in the Merger shall be as follows:

     (1) At the Effective Time, each AROC Share issued and outstanding immediately prior to the Effective Time, other than AROC Shares that are owned by AROC or any direct or indirect subsidiary of AROC or Shares ("Dissenting Shares") which are held by stockholders ("Dissenting Stockholders") properly exercising appraisal rights pursuant to (S)17-16-1321 and (S)17-16-1323 of the WBCA, if applicable (collectively, "Excluded Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, 0.11 AROC Delaware Shares (the "Merger Consideration"). At the Effective Time, all AROC Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such AROC Shares (other than Excluded Shares) shall thereafter cease to have any rights with respect to such AROC Shares, except the right to receive the Merger Consideration for such AROC Shares upon the surrender of such certificate in accordance with Section 3.2(h) or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with (S)17-16-1325 of the WBCA.

     (2) At the Effective Time, each AROC Share issued and outstanding at the Effective Time and owned by AROC Delaware or held in AROC's treasury or owned by AROC or any direct or indirect subsidiary of AROC shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (3) At the Effective Time, each Newco Share issued and outstanding at the Effective Time shall continue to be outstanding and shall not be affected by the Merger.

     (4) At the Effective Time, each AROC Delaware Share issued and outstanding at the Effective Time (other than AROC Delaware Shares issued or to be issued pursuant to the Offer) shall, by virtue of the merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefore and shall cease to exist.

     (h)  Payment for AROC Shares.
          -----------------------

     (1) AROC Delaware shall make available or cause to be made available to the Paying Agent at the Effective Time certificates representing the AROC Delaware Shares sufficient to enable the Paying Agent to deliver the necessary certificates to the former holders of AROC Shares as required by paragraph
  (b).

     (2) On or after the Effective Time, each person who was immediately before the Effective Time a holder of record of issued and outstanding AROC Shares may deliver to the Paying Agent a letter of transmittal in a form suitable to the Paying Agent duly executed and completed in accordance with the instructions thereto, together with such holders' certificates representing such AROC Shares, and AROC Delaware shall cause the Paying Agent to deliver to such holders certificates in respect of the AROC Delaware Shares and any dividends or distributions thereon to which such holders are then entitled.

     (3) Fractional AROC Delaware Shares will not be issued to any person. In lieu of issuing a fractional AROC Delaware Share to any person, AROC Delaware will round the number of AROC Delaware Shares to be issued to each person to the nearest whole number of AROC Delaware Shares.

     (4) If AROC Delaware Shares are to be issued to a person other than the registered holder of the certificates surrendered, it shall be a condition of such issue that the certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of the certificates surrendered or establish to the satisfaction of AROC Delaware or the Paying Agent that such tax has been paid or is not applicable.

     (i)  Dissenters' Rights.
          ------------------

     (1) Notwithstanding anything in this Agreement to the contrary, AROC Shares that are issued and outstanding immediately prior to the Effective Time and that are held by AROC

  Stockholders who have delivered a written demand for appraisal of such AROC Shares in the manner provided in Section 17-16-1321 of the WBCA (the "Dissenting Shares") shall not be canceled and the holders thereof shall not receive the right to receive the consideration provided in Section 3.2(g)(1), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to appraisal and payment under the WBCA, as the case may be. If such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, the AROC Shares shall thereupon be deemed to have been canceled and the holders thereof to have become entitled, with effect from the Effective Time, to receive the consideration specified in Section 3.2(g)(1).

     (2) AROC promptly shall give Alliance notice of any demand made by or on behalf of any dissenting AROC Stockholder to be paid the "fair value" of the AROC Stockholder's AROC Shares, as provided in Section 17-16-1321 of the WBCA, and the Surviving Corporation shall thereupon have sole and exclusive rights to conduct and resolve, in its sole discretion, all negotiations and proceedings with respect to, and the ultimate disposition of, any such demands in any manner that the Surviving Corporation may elect. All such payments shall be made solely by the Surviving Corporation and shall not be made by, nor shall Alliance reimburse the Surviving Corporation for, such payments.

     (j)  Transfer of AROC Shares After the Effective Time. No transfers of AROC
          ------------------------------------------------
Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time. If, after the Effective Time, certificates formerly representing AROC Shares are presented to the Surviving Corporation, they shall be canceled and the holders thereof shall instead be entitled to be issued AROC Delaware Shares as provided in this Section 3.2.
                                    -----------

4.   Representations, Warranties and Covenants of AROC.  Except as expressly set
     -------------------------------------------------
forth and specifically identified by section number of this Agreement in the AROC Disclosure Schedule, AROC represents, warrants and covenants to Alliance, on the date hereof and as of the Mailing Date, as follows:

     4.1.   Corporate Organization.
            ----------------------

     (a) Each of the AROC Entities is a corporation duly organized and validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation.

     (b) Each of the AROC Entities has the requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its property and assets, and each of the AROC Entities is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the failure to be so qualified and licensed could have a Material Effect.

     (c) AROC has delivered or made available to Alliance true, correct and complete copies of each of the AROC Entities' respective Certificate of Incorporation and Bylaws as presently in effect.

     4.2.   Capitalization.
            --------------

     (a) The authorized capital stock of AROC consists of 20,000,000 shares of common stock, par value $0.01 per share, 3,615,770 of which are issued and outstanding, 8,000,000 shares of class B common stock, par value $0.01 per share, 7,267,820 of which are issued and outstanding, and

5,000,000 shares of preferred stock, par value $0.50 per share, none of which are outstanding. The authorized capital stock of AROC Delaware consists of 100 shares of common stock, par value $0.001 per share, all of which are issued and outstanding. Section 4.2 of the AROC Disclosure Schedule sets forth the number and type of securities of AROC that may be acquired pursuant to outstanding options or rights to purchase AROC Common Shares and the exercise prices at which such equity securities may be acquired. All of the issued shares of each of the AROC Entities are, and all of the AROC Delaware Shares to be issued pursuant to the Offer, when issued in accordance with the terms of the Offer, will be validly issued, fully paid and nonassessable and none of such shares have been issued in violation of the preemptive rights of any person. AROC has no shares of capital stock reserved for issuance.

     (b) Except as described in Section 4.2(a), there are no (i) shares of capital stock or other securities bearing voting or other equity rights, whether contingent or not, of any of the AROC Entities outstanding; (ii) outstanding subscriptions, puts, options, warrants or other rights, contract ual or otherwise, to purchase or acquire any capital stock of any of the AROC Entities; or (iii) contracts, commitments, understandings, arrangements or restrictions by which any of the AROC Entities is or may become bound to issue any additional equity interests or any options or rights with respect thereto, or any securities convertible into any equity interests.

     (c) The issued and outstanding stock of AROC owned by the directors, executive officers and 5% or greater stockholders of AROC is owned of record, and to the knowledge of AROC, beneficially, as described in the AROC Form 10-K. AROC owns all of the issued and outstanding stock of each of its Subsidiaries, directly or indirectly, free and clear of all Encumbrances. Except for its Subsidiaries, neither AROC nor any of its Subsidiaries owns or holds any equity, debt or other interest in any entity or business or any option to acquire any such interest, except for accounts receivable that have arisen in the ordinary course of business.

     4.3.   Authority; No Violation.
            -----------------------

     (a) The execution and performance of this Agreement by AROC have been duly and validly authorized by the board of directors of AROC and, except for the approval of the AROC shareholders, no other corporate action is necessary to authorize the execution, delivery and performance of this Agreement by AROC. AROC has full, absolute and unrestricted right, power and authority to execute and perform this Agreement and, subject to the approval of the AROC shareholders, to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by AROC and, is a valid and binding obligation of AROC, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

     (b) None of the execution, delivery or performance of this Agreement does or will, after the giving of notice, lapse of time or otherwise, (i) result in any violation of or be in conflict with or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of any of the AROC Entities of or any term or provision of any judgment, decree, order, statute, injunction, rule or regulation applicable to any of the AROC Entities, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation to which any of the AROC Entities is bound;
(ii) result in the creation of any material Encumbrance upon AROC Shares, any of the Alliance Assets or any of the AROC Assets pursuant to any such term or provision; or (iii) constitute a material default under or give any party the right to accelerate, amend or modify, terminate, abandon or refuse to perform or comply with, any material contract, agreement, arrangement, commitment or plan to which any AROC Entities is a party, or by which any of the AROC Entities or any of their rights, properties or assets may be subject or bound.

     4.4.   Consents and Approvals.  No consent, waiver, approval or
            ----------------------
authorization of, or declaration, designation, filing, registration or qualification with, any Governmental Entity or any third party, is required to be made or obtained by the AROC Entities in connection with the execution, delivery and performance of this Agreement or to preserve any material rights and benefits enjoyed by any of the AROC Entities on the date hereof following the consummation of the transactions contemplated by this Agreement except (a) those that have already been obtained or (b) those specifically contemplated by this Agreement.

     4.5.   Violations of Laws, Permits, etc.
            ---------------------------------

     (a) None of the AROC Entities is in violation of any term or provision of its Certificate of Incorporation or Bylaws. None of the AROC Entities is in violation of any term or provision of any judgment, decree, order, statute, injunction, rule, ordinance or regulation applicable to it, or of any agreement or instrument applicable to such entity where the violation thereof would result in a Material Effect.

     (b) Each of the AROC Entities holds and has maintained in full force and effect all certificates, licenses and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending where such revocation or limitation would result in a Material Effect.

     4.6.   AROC Reports.  AROC has made available to Alliance each of the AROC
            ------------
Reports. As of their respective dates, the AROC Reports did not, and any AROC Reports filed with the Commission subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     4.7.   AROC Financial Statements.
            -------------------------

     (a) In all material respects the consolidated AROC Financial Statements fairly present the consolidated assets, liabilities and financial position of the respective entities purported to be covered thereby as of the dates thereof and the results of their operations and cash flow for the respective periods ended on such dates, all in conformity with GAAP consistently applied.

     (b) The AROC Financial Statements were prepared from the books and records of each of the respective entities purported to be covered thereby. Such AROC Financial Statements do not contain any items of a material special or nonrecurring nature, except as expressly noted in such statements.

     4.8.   No Undisclosed Liabilities, etc.  None of the AROC Entities has any
            --------------------------------
material liabilities or obligations, whether direct, indirect, absolute or contingent (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), except (a) liabilities that are fully reflected on or reserved against on the latest balance sheet of such entity included in the AROC Financial Statements or (b) liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the AROC Financial Statements that are consistent with past practice.

     4.9.   Absence of Certain Changes.  Since the date of the latest audited
            --------------------------
AROC Financial Statement, none of the AROC Entities has:

     (a)  Suffered any change that would result in a Material Effect;

     (b) Borrowed any money or incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any other material obligation or liability for borrowed money, whether absolute or contingent;

     (c) (i) Issued, purchased or redeemed any of its capital securities or any option, warrant or right to purchase any of the same; or (ii) authorized, declared or made any dividends, distributions of earnings or capital on, or splits or any other reclassification of its equity securities;

     (d) Acquired any material assets or properties having a value in excess of $100,000 in the aggregate;

     (e) Increased the salaries, compensation, pension or other benefits payable, or paid any bonuses, to its officers and directors or their Affiliates;

     (f) Agreed, either in writing or otherwise, to take any action described in this Section 4.9.
        -----------

     4.10.  Data Regarding the AROC Assets.  All of the information made or to
            ------------------------------
be made available to Alliance and its representatives regarding the AROC Assets is accurate and complete in all material respects, when considered in context and together with all relevant information made available.

     4.11.  Litigation.
            ----------

     (a) There is no action, proceeding, investigation or inquiry pending or, to the knowledge of the AROC Entities, threatened (i) against or affecting any of the AROC Entities or their assets or ordinary conduct of the business that, if determined adversely to the AROC Entities, would result in a Material Effect, except as described in the AROC Reports, or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Merger.

     (b) There are no citations, fines or penalties heretofore asserted against any of the AROC Entities or their assets under any federal, state or local law relating to air, noise or water pollution or other environmental protection matters, or relating to occupational health or safety, of which such entity has received notice and that remain unpaid or that could otherwise bind the assets of any of the AROC Entities and that would result in a Material Effect.

     (c) AROC has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause AROC to determine that there exists any basis for any material claim against the AROC Entities for any of the matters described in paragraphs (a) or
(b).

     4.12.  Tax Returns and Payments.
            ------------------------

     (a) The AROC Entities (or the common parent of any affiliated group of which any of such entities is or has been a member) have duly filed in correct form in all material respects all Tax Returns required to be filed by such entities and have duly paid or provided for payment of (or there have been paid on their behalf) all Taxes due or claimed to be due from them by federal, state, local or foreign taxing authorities, excluding Taxes that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in the AROC Financial Statements.

     (b) There are no tax liens upon any property or assets owned by any of the AROC Entities that would have a Material Effect.

     (c) All Tax Returns of the AROC Entities filed, including any amendments to date, have been prepared in good faith without willful misrepresentation and are complete and accurate in all material respects. The federal income tax returns of the AROC Entities have been examined by the Internal Revenue Service for all periods described in Section 4.12 of the AROC Disclosure Schedule, and all deficiencies assessed as a result of such examination have been paid in full or finally settled and no issue has been raised by the Internal Revenue Service in any such examination that has been resolved adversely to any of the AROC Entities or is still pending and, by application of similar principles, reasonably could be expected to result in an assertion by the Internal Revenue Service of a material deficiency in any other taxable year or with respect to any other of the AROC Entities. There are no outstanding agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Returns or the payment by, or assessment against, any of the AROC Entities for any Taxes.

     (d) The reserves made for Taxes on the respective balance sheets in the AROC Financial Statements are sufficient for the payment of all unpaid Taxes due and payable by the AROC Entities attributable to all periods ended on or before the date of the respective balance sheets in accordance with GAAP.

     4.13.  Bank Accounts.  AROC has provided Alliance with the names and
            -------------
locations of all bank institutions at which the AROC Entities maintain accounts or lock boxes of any nature, the account or box number and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.14.  Contracts.
            ---------

     (a) AROC has made available to Alliance complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all oral agreements, to which any of the AROC Entities is a party or by which any of their properties is bound. Such agreements, contracts and commitments are in full force and effect, and all of such entities and, to the knowledge of the AROC Entities, all other parties to such agreements, contracts and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

     (b) None of the AROC Entities is a party to or bound by any employment, management, consulting, option, note, loan, lease or other agreements with any of the officers, directors or shareholders of more than 5% of the outstanding securities of any of the AROC Entities;

     (c) None of the AROC Entities is a party to any agreement that, upon or after completion of the Merger, could result in the creation of any Encumbrance upon any of the Alliance Assets or any of the assets of AROC Delaware other than the AROC Assets.

     (d) None of the AROC Entities has outstanding any powers of attorney, including powers of attorney with respect to representation before any Governmental Entity, customs agents and brokers, or given in connection with qualification to conduct business in any other jurisdiction.

     4.15.  Compensation and Employee Plans.
            -------------------------------

     (a) AROC has provided Alliance (i) the names and current annual compensation rates of all present directors, officers, employees, independent contractors or agents of each of the AROC Entities and (ii) the number, job category and range of compensation by job category of all employees of such entities.

     (b) AROC has made available to Alliance the name of each Plan applicable to any of the AROC Entities and all documents evidencing any Plan applicable to any of the AROC Entities.

     (c) Each Plan applicable to any of the AROC Entities is now, and has been from its inception, administered in compliance in all material respects with the provisions of all applicable laws and regulations, including ERISA, the Code and the ADEA, insofar as such statutes are applicable to such Plan.

     4.16.  Brokers, Finders and Advisors.  AROC has not employed any broker,
            -----------------------------
finder, or investment advisor on its behalf, or incurred any liability for any brokerage or finder's fees or commissions in connection with the transaction contemplated hereby.

     4.17.  Labor Force.  Each of the AROC Entities is in compliance in all
            -----------
material respects with all applicable laws (including without limitation federal income tax laws), ordinances, regulations, statutes, rules and restrictions of any Governmental Entity respecting employment and employment practices and terms and conditions of employment.

     4.18.  Books and Records.  The books and records of each of the AROC
            -----------------
Entities (including, without limitation, the books of account, minute books and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of each of the AROC Entities contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders and the Boards of Directors of the respective entities and no meetings of or actions by such shareholders or any such Boards of Directors have been held or taken for which minutes have not been prepared and are not contained in such minute books. None of the records and written documents furnished or made available to Alliance's representatives or agents by the AROC Entities concerning the AROC Assets, when considered in context and together with any relevant or related documents also so furnished or made available, contain any untrue statement of material fact or omit a material fact necessary to make any statement therein not misleading.

     4.19.  Payments.  None of the AROC Entities has, directly or indirectly,
            --------
paid or delivered any fee, commission or other sum of money or item of property however characterized to any finder, agent, government official or other party, in the United States or any other country, in any manner related to its business or operations, which such entity knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country or territory having jurisdiction over such entity, and has not participated, directly or indirectly, in any boycotts or similar practices.

     4.20.  Commission Filings.  AROC has filed all forms, reports and documents
            ------------------
required to be filed with the Commission since January 1, 1996 . All of such filings were prepared in accordance with the requirements of all applicable laws and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.21.  Disclosure.  No representation or warranty made by AROC in this
            ----------
Agreement (including, without limitation, in the AROC Disclosure Schedule) contains any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which made.

 5.  Representations, Warranties and Covenants of Alliance.
     -----------------------------------------------------

     Except as expressly set forth and specifically identified by section number of this Agreement in the Alliance Disclosure Schedule, Alliance represents, warrants and covenants to AROC, on the date hereof and as of the Mailing Date, as follows:

     5.1.   Organization, etc.
            -----------------

     (a) Alliance is a public limited company duly incorporated and validly existing under the laws of England and Wales.

     (b) Each of Alliance's U.K. Subsidiaries is a limited company duly incorporated and validly existing under the laws of England and Wales. Each of Alliance's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

     (c) Each of the Alliance Entities has the requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its property and assets, and each of the United States Alliance Entities is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the failure to be so qualified and licensed could have a Material Effect.

     (d) Alliance has delivered or made available to AROC true, correct and complete copies of the organizational documents of each of the Alliance Entities as presently in effect.

     5.2.   Capitalization.
            --------------

     (a) The authorized capital stock of Alliance consists of 415,001,376 ordinary shares of (Pounds)0.01 each, 47,487,142 of which are issued and outstanding, 10,000,000 shares of Alliance Convertible Stock, of which 10,000,000 are issued and outstanding and 1,414,998,624 deferred shares of 1p each of which 1,217,166,912 are issued and outstanding. There are outstanding options to subscribe for 3,040,000 Alliance Ordinary Shares at subscription prices varying from 13.5p to (Pounds)3.00. There are outstanding warrants to purchase 5,079,149 Alliance Ordinary Shares at purchase prices varying from 1p to (Pounds)1.00 per share and outstanding convertible loan notes that are convertible into 1,078,125 Alliance Common Shares at any time upon the payment by the holder to Alliance of 1p per share. All of the issued shares of each of the Alliance Entities are validly issued, fully paid and nonassessable and none of such shares have been or will be issued in violation of the preemptive rights of any person.

     (b) Except as described in Section 5.2(a), there are no (i) shares of capital stock or other securities bearing voting or other equity rights, whether contingent or not, of any of the Alliance Entities outstanding; (ii) outstanding subscriptions, puts, options, warrants or other rights, contract ual or otherwise, to purchase or acquire any capital stock of any of the Alliance Entities; or (iii) contracts, commitments, understandings, arrangements or restrictions by which any of the Alliance Entities is or may become bound to issue any additional equity interests or any options or rights with respect thereto, or any securities convertible into any equity interests.

     (c) The issued and outstanding stock of Alliance owned by the directors and 5% or greater stockholders of Alliance is owned of record, and to the knowledge of Alliance, beneficially, as described in the Alliance Proxy Statement. Alliance beneficially owns all of the issued and outstanding stock of each of its Subsidiaries, directly or indirectly, free and clear of all Encumbrances. Except for its Subsidiaries, neither Alliance nor any of its Subsidiaries owns or holds any equity, debt or other interest in any entity or business or any option to acquire any such interest, except for accounts receivable that have arisen in the ordinary course of business.

     5.3.   Authority; No Violation.
            -----------------------

     (a) The execution and performance of this Agreement by Alliance have been duly and validly authorized by the board of directors of Alliance and no other corporate action is necessary to authorize the execution, delivery and performance of this Agreement by Alliance. Alliance has full, absolute and unrestricted right, power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed by Alliance and is a valid and binding obligation of Alliance, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

     (b) None of the execution, delivery or performance of this Agreement does or will, after the giving of notice, lapse of time or otherwise, (i) result in any violation of or be in conflict with or constitute a default under any term or provision of the organizational documents of any of the Alliance Entities, or any term or provision of any judgment, decree, order, statute, injunction, rule or regulation applicable to any of the Alliance Entities or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation to which any of the Alliance Entities is bound; (ii) result in the creation of any material Encumbrance upon Alliance

Shares, any of the AROC Assets or any of the Alliance Assets pursuant to any such term or provision; or (iii) constitute a material default under or give any party the right to accelerate, amend or modify, terminate, abandon or refuse to perform or comply with, any material contract, agreement, arrangement, commitment or plan to which any of the Alliance Entities is a party, or by which any of the Alliance Entities or any of their rights, properties or assets may be subject or bound.

     5.4.   Consents and Approvals.  No consent, waiver, approval or
            ----------------------
authorization of, or declaration, designation, filing, registration or qualification with, any Governmental Entity or any third party, is required to be made or obtained by any of the Alliance Entities in connection with the execution, delivery and performance of this Agreement or to preserve any material rights and benefits enjoyed by any of the Alliance Entities on the date hereof following the consummation of the transactions contemplated by this Agreement except (a) those that have already been obtained or (b) those specifically contemplated by this Agreement.

     5.5.   Violations of Laws, Permits, etc.
            ---------------------------------

     (a) None of the Alliance Entities is in violation of any term or provision of its organizational documents. None of the Alliance Entities is in violation of any term or provision of any judgment, decree, order, statute, injunction, rule, ordinance or regulation applicable to it, or of any agreement or instrument applicable to such entity where the violation thereof would result in a Material Effect.

     (b) Each of the Alliance Entities holds and has maintained in full force and effect all certificates, licenses and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending where such revocation or limitation would result in a Material Effect.

     5.6.   Alliance Reports.  Alliance has made available to AROC each of the
            ----------------
Alliance Reports. As of their respective dates, the Alliance Reports did not, and any Alliance Reports filed with the Commission subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     5.7.   Alliance Financial Statements.
            -----------------------------

     (a) In all material respects the consolidated Alliance Financial Statements fairly present the consolidated assets, liabilities and financial position of the respective entities purported to be covered thereby as of the dates thereof and the results of their operations and cash flow for the respective periods ended on such dates, all in conformity with GAAP consistently applied, except that the January 31, 1999, unaudited interim financial statements do not contain footnotes (that, if presented, would not differ materially from those in the audited Alliance Financial Statements) and are subject to normal, recurring year-end adjustments (which will not, individually or in the aggregate, have a Material Effect).

     (b) The Alliance Financial Statements were prepared from the books and records of each of the respective entities purported to be covered thereby. Such Alliance Financial Statements do not contain any items of a material special or nonrecurring nature, except as expressly noted in such statements.

     5.8.   No Undisclosed Liabilities, etc.  None of the Alliance Entities has
            --------------------------------
any material liabilities or obligations, whether direct, indirect, absolute or contingent (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), except (a) liabilities that are fully reflected on or reserved against on the latest balance sheet of such entity included in the Alliance Financial Statements or (b) liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Alliance Financial Statements that are consistent with past practice.

     5.9.   Absence of Certain Changes.  Since the date of the latest audited
            --------------------------
Alliance Financial Statement, except as specifically disclosed in the January 31, 1999, unaudited interim consolidated Alliance Financial Statements, none of the Alliance Entities has:

     (a)  Suffered any change that would result in a Material Effect;

     (b) Borrowed any money or incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any other material obligation or liability for borrowed money, whether absolute or contingent;

     (c) (i) Issued, purchased or redeemed any of its capital securities or any option, warrant or right to purchase any of the same; or (ii) authorized, declared or made any dividends, distributions of earnings or capital on, or splits or any other reclassification of its equity securities;

     (d) Acquired any material assets or properties, other than oil and gas production in the ordinary course of business, or other assets having a value in excess of $100,000 in the aggregate;

     (e) Increased the salaries, compensation, pension or other benefits payable, or paid any bonuses, to its officers and directors or their Affiliates;

     (f) Agreed, either in writing or otherwise, to take any action described in this Section 5.9.
        -----------

     5.10.  Data Regarding the Alliance Assets.  All of the information made or
            ----------------------------------
to be made available to AROC and its representatives regarding the Alliance Assets is accurate and complete in all material respects, when considered in context and together with all relevant information made available.

     5.11.  Litigation.
            ----------

     (a) There is no action, proceeding, investigation or inquiry pending or, to the knowledge of the Alliance Entities, threatened (i) against or affecting any of the Alliance Entities or their assets or ordinary conduct of the business that, if determined adversely to the Alliance Entities, would result in a Material Effect, except as described in the Alliance Reports, or (ii) that questions this Agreement or any action contemplated by this Agreement or the transactions contemplated hereby.

     (b) There are no citations, fines or penalties heretofore asserted against any of the Alliance Entities or their assets under any federal, state or local law relating to air, noise or water pollution or other environmental protection matters, or relating to occupational health or safety, of which such entity has received notice and that remain unpaid or that could otherwise bind the assets of any of the Alliance Entities and that would result in a Material Effect.

     (c) Alliance has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause Alliance to determine that there exists any basis for any material claim against the Alliance Entities for any of the matters described in paragraphs (a) or (b).

     5.12.  Tax Returns and Payments.
            ------------------------

     (a) The Alliance Entities (or the common parent of any affiliated group of which any of such entities is or has been a member) have duly filed in correct form in all material respects all Tax Returns required to be filed by such entities and have duly paid or provided for payment of (or there have been paid on their behalf) all Taxes due or claimed to be due from them by federal, state, local or foreign taxing authorities, excluding Taxes that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in the Alliance Financial Statements.

     (b) There are no tax liens upon any property or assets owned by any of the Alliance Entities that would have a Material Effect.

     (c) All Tax Returns of the Alliance Entities filed, including any amendments to date, have been prepared in good faith without willful misrepresentation and are complete and accurate in all material respects. The federal income tax returns of the Alliance Entities have been examined by the Internal Revenue Service for all periods described in Section 5.12 of the Alliance Disclosure Schedule, and all deficiencies assessed as a result of such examination have been paid in full or finally settled and no issue has been raised by the Internal Revenue Service or other relevant tax authority in any such examination that has been resolved adversely to any of the Alliance Entities or is still pending and, by application of similar principles, reasonably could be expected to result in an assertion by the Internal Revenue Service or other relevant tax authority of a material deficiency in any other taxable year or with respect to any other of the Alliance Entities. There are no outstanding agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Returns or the payment by, or assessment against, any of the Alliance Entities for any Taxes.

     (d) The reserves made for Taxes on the respective balance sheets in the Alliance Financial Statements are sufficient for the payment of all unpaid Taxes due and payable by the Alliance Entities attributable to all periods ended on or before the date of the respective balance sheets in accordance with GAAP.

     5.13.  Contracts.
            ---------

     (a) Alliance has made available to AROC complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all oral agreements, in all cases, to which any of the Alliance Entities is a party or by which any of their properties is bound. Such agreements, contracts and commitments are in full force and effect, and all of such entities and, to the knowledge of the Alliance Entities, all other parties to such agreements, contracts and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

     (b) None of the Alliance Entities has outstanding any powers of attorney, including powers of attorney with respect to representation before any Governmental Entity, customs agents and brokers, or given in connection with qualification to conduct business in any other jurisdiction.

     5.14.  Compensation and Employee Plans.
            -------------------------------

     (a) Alliance has provided AROC (i) the names and current annual compensation rates of all present directors, officers, employees, independent contractors or agents of each of the Alliance Entities and (ii) the number, job category and range of compensation by job category of all employees of such entities.

     (b) Alliance has made available to AROC the name of each Plan applicable to any of the Alliance Entities and all documents evidencing any Plan applicable to any of the Alliance Entities.

     (c) Each Plan applicable to any of the Alliance Entities is now, and has been from its inception, administered in compliance in all material respects with the provisions of all applicable laws and regulations, including ERISA, the Code and the ADEA, insofar as such statutes are applicable to such Plan.

     5.15.  Brokers, Finders and Advisors.  Alliance has not employed any
            -----------------------------
broker, finder, or investment advisor on its behalf, or incurred any liability for any brokerage or finder's fees or commissions in connection with the transaction contemplated hereby.

     5.16.  Labor Force.  Each of the Alliance Entities is in compliance in all
            -----------
material respects with all applicable laws (including without limitation federal income tax laws), ordinances, regulations, statutes, rules and restrictions of any Governmental Entity respecting employment and employment practices and terms and conditions of employment.

     5.17.  Books and Records.  The books and records of each of the Alliance
            -----------------
Entities (including, without limitation, the books of account, minute books and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of each of the Alliance Entities contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders and the Boards of Directors of the respective entities and no meetings of or actions by such shareholders or any such Boards of Directors have been held or taken for which minutes have not been prepared and are not contained in such minute books. None of the records and written documents furnished or made available to AROC's representatives or agents by the Alliance Entities concerning the Alliance Assets, when considered in context and together with any relevant or related documents also so furnished or made available, contain any untrue statement of material fact or omit a material fact necessary to make any statement therein not misleading.

     5.18.  Payments.  None of the Alliance Entities has, directly or
            --------
indirectly, paid or delivered any fee, commission or other sum of money or item of property however characterized to any finder, agent, government official or other party, in the United States or any other country, in any manner related to its business or operations, which such entity knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country or territory having jurisdiction over such entity, and has not participated, directly or indirectly, in any boycotts or similar practices.

     5.19.  Commission Filings.  Alliance has filed all forms, reports and
            ------------------
documents required to be filed with the Commission since May 1, 1997. All of such filings were prepared in accordance with the requirements of all applicable laws and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.20.  Disclosure.  No representation or warranty made by Alliance in this
            ----------
Agreement (including, without limitation, in the Alliance Disclosure Schedule) contains any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which made.

6.   Actions of AROC Prior to the Mailing Date.
     -----------------------------------------

     6.1.   Affirmative Covenants.  Prior to the Mailing Date, AROC covenants
            ---------------------
that, unless the prior written consent of Alliance is first obtained, which consent shall not be unreasonably withheld, the AROC Entities will:

     (a) Carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to (i) preserve intact their respective present business organizations, (ii) keep available the services of their respective present officers and key employees and (iii) preserve their respective relationships with customers, suppliers and any others having business dealings with them; and

     (b) Duly comply with all laws applicable to them and their respective properties, operations, business and employees which if not complied with would result in a Material Effect.

     6.2.   Negative Covenants.  Prior to the Mailing Date, except with the
            ------------------
prior written consent of Alliance, the AROC Entities will not:

     (a)  Do any of the restricted acts set forth in Section 4.9 hereof, or
                                                     -----------
enter into any agreement of a nature set forth in Section 4.14 hereof;
                                                  ------------

     (b) Enter into or permit any of the AROC Entities to enter into any transaction other than in the ordinary course of business; or

     (c) Amend the respective organizational or governing documents of any of the AROC Entities.

     6.3.   Consents.  The AROC Entities will use their best efforts to obtain
            --------
all consents from third parties necessary or appropriate to effectuate the transactions contemplated by this Agreement.

     6.4.   Advice of Changes.  AROC will promptly advise Alliance in writing
            -----------------
from time to time prior to the Mailing Date with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the AROC Disclosure Schedule or would have resulted in any representation of AROC in this Agreement being untrue.

     6.5.   Best Efforts.  The AROC Entities will use their best efforts to
            ------------
cause to be fulfilled those of the conditions to Alliance's obligations to consummate the transactions contemplated by this Agreement that are dependent upon their actions and to execute and deliver such instruments and take such other actions as necessary or appropriate in order to carry out the intent of this Agreement.

     6.6.   Access to Properties and Records.  From and after the date of this
            --------------------------------
Agreement through the earlier of the Mailing Date or the termination of this Agreement, the AROC Entities shall (a) provide Alliance an identification of and access to all books, records and documents, including contracts, agreements, consents, settlements, revenue and expense information, and all other data and information relating to the AROC Assets, (b) afford to Alliance and their officers, attorneys, accountants and other authorized representatives free and full access during normal business hours to the offices, properties, books and records of the AROC Entities, and (c) cause counsel and accountants to the AROC Entities to furnish such additional financial and operating data and other information as Alliance shall from time to time request in order that Alliance may have full opportunity to make such investigation as they shall desire to make of the affairs of the AROC Entities and their assets.

     6.7.   Supply Documents, Reports, etc.
            -------------------------------

     (a) AROC shall furnish or make available to Alliance all documents, reports and other information and data (including financial statements) concerning the AROC Entities as Alliance may reasonably require in connection with any statement, application, or document required to be filed with applicable Governmental Entities in connection with the transactions contemplated by this Agreement or furnished to any other person, firm, corporation or Governmental Entity in connection with this Agreement, including, but not limited to the Commission, the Federal Trade Commission and the Department of Justice.

     (b) AROC represents and warrants that all such information shall be true, correct, and complete in all material respects and shall not omit any material fact required to be stated to make such information not misleading in light of the circumstances under which made.

     6.8.   AROC Disclosure Schedule.  AROC agrees to deliver the AROC
            ------------------------
Disclosure Schedule to Alliance within seven calendar days after the execution of the Agreement by all parties.

7.   Actions of Alliance Prior to the Mailing Date.
     ---------------------------------------------

     7.1.   Affirmative Covenants.  Prior to the Mailing Date, Alliance
            ---------------------
covenants that, unless the prior written consent of AROC is first obtained, which consent shall not be unreasonably withheld, the Alliance Entities will:

     (a) Carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to (i) preserve intact their respective present business organizations, (ii) keep available the services of their respective present officers and key employees and (iii) preserve their respective relationships with customers, suppliers and any others having business dealings with them; and

     (b) Duly comply with all laws applicable to them and their respective properties, operations, business and employees which if not complied with would result in a Material Effect.

     7.2.   Negative Covenants.  Prior to the Mailing Date, except with the
            ------------------
prior written consent of AROC, the Alliance Entities will not:

     (a)  Do any of the restricted acts set forth in Section 5.9 hereof, or
                                                     -----------
enter into any agreement of a nature set forth in Section 5.13 hereof;
                                                  ------------

     (b) Enter into or permit any of the Alliance Entities to enter into any transaction other than in the ordinary course of business; or

     (c) Amend the respective organizational or governing documents of any of the Alliance Entities.

     7.3.   Consents.  The Alliance Entities will use their best efforts to
            --------
obtain all consents from third parties necessary or appropriate to effectuate the transactions contemplated by this Agreement.

     7.4.   Advice of Changes.  Alliance will promptly advise AROC in writing
            -----------------
from time to time prior to the Mailing Date with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Alliance Disclosure Schedule or would have resulted in any representation of Alliance in this Agreement being untrue.

     7.5.   Best Efforts.  The Alliance Entities will use their best efforts to
            ------------
cause to be fulfilled those of the conditions to AROC's obligations to consummate the transactions contemplated by this Agreement that are dependent upon their actions and to execute and deliver such instruments and take such other actions as necessary or appropriate in order to carry out the intent of this Agreement.

     7.6.   Access to Properties and Records.  From and after the date of this
            --------------------------------
Agreement through the earlier of the Mailing Date or the termination of this Agreement, the Alliance Entities shall (a) provide AROC an identification of and access to all books, records and documents, including contracts, agreements, consents, settlements, maps, revenue and expense information, production data and geological and geophysical data relating to the Alliance Assets, (b) afford to AROC and their officers, attorneys, accountants and other authorized representatives free and full access during normal business hours to the offices, properties, books and records of the Alliance Entities, and (c) cause counsel and accountants to the Alliance Entities to furnish such additional financial and operating data and other information as AROC shall from time to time request in order that AROC may have full opportunity to make such investigation as they shall desire to make of the affairs of the Alliance Entities and their assets.

     7.7.   Supply Documents, Reports, etc.
            -------------------------------

     (a) Alliance shall furnish or make available to AROC all documents, reports and other information and data (including financial statements) concerning the Alliance Entities as AROC may reasonably require in connection with any statement, application, or document required to be filed with applicable Governmental Entities in connection with the transactions contemplated by this Agreement or furnished to any other person, firm, corporation or Governmental Entity in connection with this Agreement, including, but not limited to the Commission, the Federal Trade Commission and the Department of Justice.

     (b) Alliance represents and warrants that all such information shall be true, correct, and complete in all material respects and shall not omit any material fact required to be stated to make such information not misleading in light of the circumstances under which made.

     7.8.   Alliance Disclosure Schedule.  Alliance agrees to deliver the
            ----------------------------
Alliance Disclosure Schedule to AROC within seven calendar days after the execution of the Agreement by all parties.

8.   Conditions to Alliance's Obligations.  Each and every obligation of
     ------------------------------------
Alliance under this Agreement to be performed on or before the Mailing Date is, at the option of Alliance, subject to the satisfaction on or before the date on which the formal press announcement of the Offer pursuant to the City Code is made (following which the Offer shall be subject only to the conditions set out in the press announcement, including the completion of the Merger) of each of the following conditions:

     (a) All outstanding options or rights to purchase or acquire AROC Shares shall have been canceled.

     (b) All employment, management, consulting, option, note, loan, lease or other agreements with any of the officers, directors or shareholders of more than 5% of the outstanding securities of any of the AROC Entities shall have been terminated without liability to Alliance, AROC or AROC Delaware. All amounts owed to AROC by any officer, director or shareholder of more than 5% of the outstanding securities of any of the AROC Entities shall have been repaid in full.

     (c)  The agreements described in Sections 10.4, 10.5 and 10.6 shall have
                                      -------------  ----     ----
been entered into and the actions required by Section 10.7 shall have occurred.
                                               ------------

     (d) (i) All of the terms, covenants and conditions of this Agreement to be complied with or performed by AROC at or before the Mailing Date shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of AROC set forth in Article 4, as modified by
                                                    ---------
the statements contained in the AROC Disclosure Schedule, shall be true in all material respects on and as of the Mailing Date with the same force and effect as if such representations and warranties had been made on and as of the Mailing Date (but this provision shall not mean that representations and warranties relating to a specific date, shall relate to any other date) and (iii) Alliance shall have received a certificate to such effect from an officer of AROC. Whether the conditions in subparagraphs (i) and (ii) above have been satisfied shall be determined without regard to any materiality qualifications or provisions contained in any such covenants, representations or warranties.

     (e) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental Entities required to be obtained by the AROC Entities in order to permit the transactions contemplated by this Agreement to be consummated in accordance with governmental laws, rules, regulations and agreements shall have been obtained, and the registration statement required by Section 2.1(a) shall be effective under the Securities
                      --------------
Act, no stop orders suspending the effectiveness of the registration statement shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or the Securities Exchange Act of 1934 relating to the issuance or trading of the Alliance Shares issuable pursuant to the Offer shall have been received.

     (f) Alliance shall have received the opinion of counsel for AROC, dated the Mailing Date, in substance and form acceptable to Alliance and its counsel.

     (g) All actions, proceedings, instruments and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions and procedures in connection therewith, shall have been approved in form and substance by counsel for Alliance, which approval shall not be unreasonably withheld.

     (h) The AROC Entities shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Alliance or its counsel.

     (i) There shall not have been any material loss resulting from destruction of the AROC Assets due to acts of God, fire, explosion or other casualty which is not reimbursable in all material respects under policies of insurance maintained by or for the benefit of the AROC Entities.

     (j) No material information or data provided or made available to Alliance by or on behalf of AROC shall be incorrect in any material respect.

9.   Conditions to AROC's Obligations.  Each and every obligation of AROC under
     --------------------------------
     this Agreement to be performed on the Mailing Date is, at the option of AROC, subject to the satisfaction on or before the date on which the formal press announcement of the Offer pursuant to the City Code is made (following which the Offer shall be subject only to the conditions set out in the press announcement, including the completion of the Merger) of each of the following conditions:

     (a)  The agreements described in Sections 10.4, 10.5 and 10.6 shall have
                                      -------------  ----     ----
been entered into and the actions required by Section 10.7 shall have occurred.
                                              ------------

     (b) (i) All of the terms, covenants and conditions of this Agreement to be complied with or performed by Alliance at or before the Mailing Date shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of Alliance set forth in Article 5, as modified
                                                        ---------
by the statements contained in the Alliance Disclosure Schedule, shall be true in all material respects on and as of the Mailing Date with the same force and effect as if such representations and warranties had been made on and as of the Mailing Date (but this provision shall not mean that representations and warranties relating to a specific date shall relate to any other date), and
(iii) AROC shall have received a certificate to such effect from an officer of each of Alliance at Mailing Date. Whether the conditions in subparagraphs (i) and (ii) above have been satisfied shall be determined without regard to any materiality qualifications or provisions contained in any such covenants, representations or warranties.

     (c) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental Entities required to be obtained by Alliance in order to permit the transactions contemplated by this Agreement to be consummated in accordance with governmental laws, rules, regulations and agreements shall have been obtained, and the registration statement required by Section 2.1(a) shall be
                                                     --------------
effective under the Securities Act, no stop orders suspending the effectiveness of the registration statement shall have been issued, no action, suit, proceeding or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or the Securities Exchange Act of 1934 relating to the of the Alliance Shares pursuant to this Agreement shall have been received.

     (d) AROC shall have received opinions from counsel for Alliance dated the Mailing Date, in substance and form acceptable to AROC and its counsel.

     (e) All outstanding options or other rights to purchase or acquire AROC Shares (other than the Warrants) shall have been canceled without further liability to AROC or Alliance.

     (f) All actions, proceedings, instruments and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions and procedures in connection therewith, shall have been approved in form and substance by counsel for AROC, which approval shall not be unreasonably withheld.

     (g) Alliance shall have furnished such certificates of its officers and others to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by AROC or its counsel.

     (h) There shall not have been any material loss resulting from destruction of the Alliance Assets due to acts of God, fire, explosion or other casualty which is not reimbursable in all material respects under policies of insurance maintained by or for the benefit of the Alliance Entities.

     (i) No material information or data provided or made available to AROC by or on behalf of Alliance shall be incorrect in any material respect.

10.  Additional Agreements.
     ---------------------

     10.1.  Confidentiality.  The parties hereto will, and will cause their
            ---------------
officers, directors, employees and authorized representatives to, hold in confidence all, and not to use or to disclose to others any, nonpublic information received by them from another party hereto in connection with the transactions contemplated by this Agreement; provided, however, the foregoing shall not restrict necessary disclosures in compliance with requirements of any law, governmental order or regulation, the City Code or the rules of the London Stock Exchange.

     10.2.  Further Assurances.  After the Mailing Date, the parties shall
            ------------------
execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action including payment of monies as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law. If at any time subsequent to the Mailing Date, any party comes into possession of money or property belonging to another party, such money or property shall be promptly turned over to the party entitled thereto.

     10.3.  Offices.  After the Offer becomes unconditional, the executive
            -------
offices of AROC shall be located in Tulsa, Oklahoma.

     10.4.  Warrants.  On or prior to the Mailing Date, AROC Delaware shall
            --------
enter into warrant agreements with the holders of Alliance Warrants, on terms satisfactory to Alliance, providing that, after the Offer becomes unconditional, those warrants will represent the right to receive one AROC Delaware Share in lieu of each Alliance Ordinary Share that they currently represent the right to receive.

     10.5.  Convertible Shares.  On or prior to the Mailing Date, AROC Delaware
            ------------------
shall enter into agreements with the holders of the Alliance Convertible Shares, on terms satisfactory to Alliance, providing that after the then outstanding Alliance Convertible Shares are tendered pursuant to the Offer and the Offer becomes unconditional, each then outstanding Alliance Convertible Share shall be exchanged for 0.5 AROC Delaware Shares and the right to receive additional AROC Delaware Shares on terms substantially similar to the terms of the Alliance Convertible Shares.

     10.6.  Convertible Loan Notes.  On or prior to the Mailing Date, AROC
            ----------------------
Delaware shall enter into agreements with the holders of the Alliance Convertible Loan Notes, on terms satisfactory to Alliance, providing that after the Offer becomes unconditional, the then outstanding Alliance Convertible Loan Notes shall be exchanged for notes convertible into one AROC Delaware Share in lieu of each Alliance Ordinary Share that they currently represent the right to receive, on terms substantially similar to the terms of the Alliance Convertible Loan Notes.

     10.7.  AROC Delaware Capitalization.  On or prior to the Mailing Date, AROC
            ----------------------------
Delaware shall revise its Certificate of Incorporation to provide that the authorized capital stock of AROC Delaware shall consist of 175,000,000 shares of common stock, par value $0.001 per share, 100 of which shall be issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, none of which shall be issued and outstanding.

     10.8.  Indemnification.
            ---------------

     (a) Alliance agrees to indemnify and hold harmless each officer and director of AROC (the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in
(i) the documents referred to in Sections 2.1 and 2.2 (or any amendment or
                                 ------------     ---
supplement to any of them) and (ii) any other document or correspondence prepared by or on behalf of Alliance and furnished to the AROC shareholders or Alliance shareholders pursuant to this Agreement, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information provided by AROC or the Indemnified Parties.

     (b) If any action, suit or proceeding shall be brought against any Indemnified Person in respect of which indemnity may be sought against Alliance pursuant to Section 10.8(a), the Indemnified Party shall promptly notify
            ---------------
Alliance and Alliance shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Alliance shall not settle any such action, suit or proceeding without the prior written consent of the Indemnified Party unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding. Alliance shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent.

11.  Termination, Waiver and Amendment.
     ---------------------------------

     11.1.  Termination.  This Agreement and the transactions contemplated
            -----------
herein may be terminated and abandoned at any time on or prior to the date on which the formal press announcement of the Offer pursuant to the City Code is made.

     (a)  By mutual consent of AROC and Alliance; or

     (b)  By Alliance if:

          (1) Any representation, warranty or covenant made herein for the benefit of Alliance or any certificate, schedule or document furnished to Alliance pursuant to this Agreement is untrue in any material respect (without regard to any materiality or knowledge qualifications or provisions contained in such representation, warranty or covenant) and such breach is not cured within ten (10) days of AROC's receipt of a notice from Alliance that such breach exists or has occurred;

          (2) AROC shall have defaulted in any material respect (without regard to any materiality qualifications or provisions contained in such representation, warranty or covenant) in performance of any material obligation under this Agreement and such breach is not cured within ten
     (10) days of AROC's receipt of a notice from Alliance that such breach exists or has occurred; or

          (3) Consummation of the transactions contemplated by this Agreement would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

     (c)  By AROC if:

          (1) Any representation, warranty or covenant made herein for the benefit of AROC or any certificate, schedule or document furnished to AROC pursuant to this Agreement is untrue in any material respect (without regard to any materiality or knowledge qualifications or provisions contained in such representation, warranty or covenant) and such breach is not cured within ten (10) days of Alliance's receipt of a notice from AROC that such breach exists or has occurred;

          (2) Alliance shall have defaulted in any material respect (without regard to any materiality qualifications or provisions contained in such representation, warranty or covenant) in performance of any material obligation under this Agreement and such breach is not cured within ten
     (10) days of Alliance's receipt of a notice from AROC that such breach exists or has occurred; or

          (3) Consummation of the transactions contemplated by this Agreement would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

     (d) By AROC in its sole discretion within seven calendar days after its receipt of the Alliance Disclosure Schedule or by Alliance in its sole discretion within seven calendar days after its receipt of the AROC Disclosure Schedule; or

     (e) By either party if the Mailing Date does not occur on or before December 31, 1999 (or such later date as may be mutually agreed upon by the parties hereto), and such party has complied with the provisions of Section 6.5
                                                                    -----------
or Section 7.5, as the case may be.
   -----------

     11.2.  Manner of Exercise.  In the event of termination and abandonment by
            ------------------
Alliance or AROC, or both, authorized by Section 11.1, written notice thereof
                                         ------------
shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by the parties.

     11.3.  Effect of Termination. In the event of the termination and
            ---------------------
abandonment authorized by Section 11.1, then, this Agreement shall become void
                          ------------
and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement and the transactions contemplated hereby, except for the confidentiality obligation of
Section 10.1 and this Section 11.3.
------------          ------------

12.  Miscellaneous.
     -------------

     12.1.  Survival.  Except for Sections 2.1 through 2.3 and this Article 12,
            --------              ------------         ---          ----------
the representations, warranties, covenants and agreements of the parties to this Agreement shall not survive after the Offer becomes unconditional and shall thereafter be of no further force and effect for any purpose.

     12.2.  Expenses.  Except as otherwise provided herein, the parties shall
            --------
each pay their own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

     12.3.  Press Releases.  Subject to the requirements of law, regulatory
            --------------
bodies, the City Code and the rules of the London Stock Exchange, no party shall make any public announcement or press release with respect to this transaction without first consulting with the other parties and giving such parties the opportunity to review and comment thereon.

     12.4.  Binding Effect.  This Agreement and all of the provisions hereof
            --------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the others. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.5.  Severability.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.6.  Notices.  Any notice, request, instructions or other document to be
            -------
given hereunder to any party shall be in writing, sent by facsimile transmission or delivered personally or by courier or sent by certified mail, postage prepaid, as follows:

  If to AROC (prior to the completion of the Offer):

     American Rivers Oil Company
     700 East 9/th/ Avenue
     Denver, Colorado 80203
     Attn:  Karlton Terry, President
     FAX:   (303)832-2404

  If to Alliance (prior to completion of the Offer):

     Alliance Resources PLC
     4200 East Skelly Drive
     Suite 1000
     Tulsa, Oklahoma 74135
     Attn: John A. Keenan, Managing Director
     FAX: (918) 494-4918

Any party may change its address for purposes of this Section by giving written notice of such change of address to the other parties in the manner herein provided for giving notice. Any notice or communication hereunder shall be deemed to have been given when (i) deposited in the United States mail, if by certified mail, and (ii) received, if delivered personally or by courier or facsimile transmission.

     12.7.  Entire Agreement.  This Agreement (including the instruments between
            ----------------
the parties referred to herein and any waivers delivered pursuant hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The exhibits and schedules are a part of this Agreement as if fully set forth herein. All references to articles, sections, subsections, paragraphs, clauses, exhibits and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require.

     12.8.  Amendments; Waivers.  No supplement, modification, or amendment of
            -------------------
this Agreement or waiver of any provision of this Agreement will be binding unless executed in writing by, or on behalf of, all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

     12.9.  Headings.  Descriptive headings contained herein are for convenience
            --------
of reference only and shall not affect the meaning or interpretation hereof.

     12.10. Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

     12.11. Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provision hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

     12.12. GOVERNING LAW.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE
            -------------
PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OKLAHOMA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     12.13. Schedules.  Any item disclosed by any party in the its Disclosure
            ---------
Schedule for one purpose and in response to a specific section of this Agreement shall not be deemed disclosed for any other purpose and in response to any other section of the Agreement unless specifically so stated.

     12.14. Time of Essence.  Time is of the essence of the parties' obligations
            ---------------
to consummate the transactions contemplated by this Agreement on the Mailing
Date.

     12.15. Best Efforts.  No provision of this Agreement calling for a party to
            ------------
use its best efforts or reasonable efforts shall be construed so as to require such party to incur out-of-pocket expenditures other than expenditures normally incurred in transactions similar to the Offer or to take any step that would not be commercially reasonable, in light of all of the circumstances.

                 [Remainder of page intentionally left blank]

EXECUTED as of the day and year first above written.

                              AROC:

                              AMERICAN RIVERS OIL COMPANY


                              By:
                                     -------------------------------------------
                              Name:  Karlton Terry
                              Title: President

                              AROC Delaware:

                              AMERICAN RIVERS OIL COMPANY


                              By:
                                     -------------------------------------------
                              Name:  Karlton Terry
                              Title: President



                              Alliance:

                              ALLIANCE RESOURCES PLC


                              By:
                                     -------------------------------------------
                              Name:  John A. Keenan
                              Title: Managing Director